Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

The Rouse Company:

We consent to the incorporation by reference in the Registration Statements of The Rouse Company on Form S-3 (File Nos. 33-57347 and 333-67137), Form S-8 (File Nos. 2-83612, 333-32277, 333-54882, 333-72256, 333-104520, 333-104521 and 333-104527) and Form S-4 (File No. 333-01693) of our report dated February 25, 2004, relating to the consolidated balance sheets of The Rouse Company and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2003, and related schedules, which report appears in the December 31, 2003 Annual Report on Form 10-K of The Rouse Company.

Our report refers to the adoption by the Company of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, in 2002.

/s/ KPMG LLP

Baltimore, Maryland
March 5, 2004